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Exhibit 99.4

CONSENT OF PROPOSED DIRECTOR

        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named in this Registration Statement on Form S-4 (the "Registration Statement") of ACNB Corporation, and any amendments thereto, as a person who is about to become a director on the Board of Directors of ACNB Corporation (or its successor) in connection with the merger of ACNB Corporation and New Windsor Bancorp, Inc., and consents to the filing of this consent as an exhibit to the Registration Statement.

February 6, 2017	/s/ D. ARTHUR SEIBEL, JR. D. Arthur Seibel, Jr.

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  Exhibit 99.4
CONSENT OF PROPOSED DIRECTOR